UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2011

OLD NATIONAL BANCORP

(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Evansville, Indiana 47708

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (812) 464-1294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 8, 2011, Old National Bancorp (the “Company” or “Old National”) filed a Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2011 (“Quarterly Report on Form 10-Q”). During the process of documenting internal controls related to the accounting and disclosure of information associated with the impaired credits purchased as part of our FDIC assisted acquisition of Integra Bank, it was noted that the table in Note 9 – Covered Loans relating to accretable yield, or the amount of income expected to be recognized on a prospective basis over the loan’s or pool’s remaining life, was incorrect. The following table is corrected to express the expected remaining accretable yield as of September 30, 2011:

September 30,
(dollars in thousands)
Balance at January 1, 2011	$—
New loans purchased	91,064

Accretion of income	(7,766)

Reclassifications from (to) nonaccretable difference	—

Disposals/other adjustments	34

Balance at September 30, 2011	$83,332

In connection with the FDIC assisted acquisition of Integra Bank and subsequent to the filing of the Quarterly Report on Form 10-Q, the Company implemented new internal controls over the purchase accounting and subsequent Day 2 accounting for loans. Such changes in internal controls will be described in Item 9A of the Company’s Annual Report on Form 10-K that will be filed in 2012.

Except as included in this filing, the Company has not updated or corrected any other disclosures presented in its Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2011. All other information is presented as of the original filing date and not been updated in this Form 8-K. This Form 8-K should be read in conjunction with the aforementioned Form 10-Q and the Company’s other filings.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD NATIONAL BANCORP

Date: December 15, 2011	By:	/s/ Christopher A. Wolking
Christopher A. Wolking
Senior Executive Vice President and Chief Financial Officer

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